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                          PENTEGRA DENTAL GROUP, INC.

                EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE

                                 (IN THOUSANDS)

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                                                                                                  HISTORICAL
                                                                                              FOR THE PERIOD FROM
                                                                                              INCEPTION, FEBRUARY
                                                                                                      21,
                                                                                              1997, THROUGH JUNE
                                                                                                   30, 1997
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Primary:
Weighted average common shares outstanding.................................................            1,757
Weighted average shares issued for Acquisitions............................................           --
Shares issued in initial public offering...................................................           --
Less excess shares issued in initial public offering.......................................           --
                                                                                                      ------
Total primary shares.......................................................................            1,757
                                                                                                      ------
                                                                                                      ------
Net income (loss)..........................................................................        $    (239)
                                                                                                      ------
                                                                                                      ------
Net income (loss) per share................................................................        $   (0.14)
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FULLY DILUTED:
Weighted average common shares outstanding.................................................            1,757
Weighted average shares issued for Acquisitions............................................           --
Shares issued in initial public offering...................................................           --
Less excess shares issued in initial public offering.......................................           --
                                                                                                      ------
Total fully diluted shares.................................................................            1,757
                                                                                                      ------
                                                                                                      ------
Net income (loss)..........................................................................        $    (239)
                                                                                                      ------
                                                                                                      ------
Net income (loss) per share................................................................        $   (0.14)
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